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                                                                    Exhibit 23.2

                         Independent Auditors' Consent


The Board of Directors and Shareholders
FSI International, Inc.

We consent to the use of our reports in relation to Metron Semiconductors Europa B.V. as of May 31, 1995 included herein.




                                          KPMG Accountants NV


Amsterdam, THE NETHERLANDS
March 5, 1996